Exhibit 23.1

暉誼(香港)會計師事務所有限公司 PARKER RANDALL CF (H.K.) CPA LIMITED

February 2nd, 2011

Anslow +Jaclin LLP
195 Route 9 South
Manalapan, NJ 07726
Tel: 732 409 1212
Fax: 732 577 1188

Dear Sirs,

Re: Consent to Filing Form S-1/A of Green Solutions China, Inc. (Formerly known as “China Green, Inc.”)

We hereby consent to the use, in the registration statement on Form S-1/A of Green Solutions China, Inc. of our report dated January 28, 2011 on our audits of the financial statements of China Green Inc. (currently known as “Green Solutions China, Inc,”) for the years ended June 30, 2010 and June 30, 2009 and the results of their operations and cash flows for the two year periods then ended, and the reference to us under the caption “Experts”.

Yours truly,

Parker Randall CF
PARKER RANDALL CF (H.K.) CPA LIMITED
Certified Public Accountants,
Hong Kong

Room 201, 2/F., Two Grand Tower, 625 Nathan Road, Kowloon, Hong Kong. Tel: + 852 35763455 Fax: +852 26251263
香港九龍彌敦道 625 號雅蘭中心第 2 期 201 室 電話： +852 3576 3455 傳真：+852 2625 1263